NEWS RELEASE

FOR IMMEDIATE RELEASE

April 27, 2005

CAPITOL FEDERAL FINANCIAL
ANNOUNCES QUARTERLY DIVIDEND

Topeka, KS - Capitol Federal Financial (NASDAQ: CFFN) announced today that its Board of Directors declared a quarterly cash dividend of $0.50 per share on outstanding CFFN common stock.

The dividend is payable on May 20, 2005 to stockholders of record as of the close of business on May 6, 2005.

Capitol Federal Financial is the holding company for Capitol Federal Savings Bank which operates 37 branch offices in Kansas.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, competition, and other risks detailed from time to time in the Company's SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:

Jim Wempe	Kent Townsend
Vice President, Investor Relations	Senior Vice President, Controller
700 S Kansas Ave.	700 S Kansas Ave.
Topeka, KS 66603	Topeka, KS 66603
(785) 270-6055	(785) 231-6360
jwempe@capfed.com	ktownsend@capfed.com